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                                                              Exhibit No. 23(a)


                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


We consent to the incorporation by reference in this registration statement of UNB Corp. on Form S-3, of our report dated January 21, 1999 on UNB Corp.'s consolidated financial statements appearing in the Annual Report on Form 10-K of UNB Corp. for the year ended December 31, 1998, and to the reference to us under the heading "Experts" in the Prospectus, which is part of this Registration Statement.



                                   /s/ Crowe, Chizek and Company LLP
                                   Crowe, Chizek and Company LLP


Cleveland, Ohio
August 16, 1999